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RENT-A-CENTER, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP

ENGAGED CAPITAL CO-INVEST V, LP

ENGAGED CAPITAL CO-INVEST V-A, LP

ENGAGED CAPITAL FLAGSHIP FUND, LP

ENGAGED CAPITAL FLAGSHIP FUND, LTD.

ENGAGED CAPITAL, LLC

ENGAGED CAPITAL HOLDINGS, LLC

GLENN W. WELLING

JEFFREY J. BROWN

MITCHELL E. FADEL

CHRISTOPHER B. HETRICK

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engaged Capital, LLC, together with the other participants named herein (collectively, “Engaged Capital”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Engaged Capital’s slate of highly qualified director nominees to the Board of Directors of Rent-A-Center, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 8, 2017, Engaged Capital issued the following press release:

ALL ENGAGED CAPITAL NOMINEES RESOUNDINGLY ELECTED TO THE BOARD OF RENT-A-CENTER

•	Jeffrey J. Brown, Mitchell E. Fadel, and Christopher B. Hetrick elected to the Board of RCII at annual meeting of stockholders.

•	Engaged Capital thanks fellow stockholders for unequivocal mandate for change.

•	Board must adopt a strategy that creates the optimal risk-adjusted outcome for all stockholders after all options are thoroughly explored.

Newport Beach, CA, June 8, 2017 /Business Wire/ - Engaged Capital, LLC (together with its affiliates, “Engaged Capital”), an investment firm specializing in enhancing the value of small and mid-cap North American equities with a 20.5% economic exposure to Rent-A-Center, Inc. (“RCII” or the “Company”) (NASDAQ:RCII), announced today that preliminary results show that all three Engaged Capital nominees, Jeffrey J. Brown, Mitchell E. Fadel, and Christopher B. Hetrick, were overwhelmingly elected to RCII’s board of directors (the “Board”) at the 2017 Annual Meeting of Stockholders (the “Meeting”) held today.

“The preliminary results of today’s vote represent a clear mandate from stockholders and an unequivocal endorsement of Engaged Capital’s campaign. The Board must adopt a strategy that creates the optimal risk-adjusted outcome for all stockholders after all options are thoroughly explored. We thank Rent-A-Center stockholders for their overwhelming support and look forward to working constructively with the Board to forge a new path that will create value for all stockholders. While it is unfortunate that we had to pursue a proxy contest to provide a voice for stockholders, we believe that the result of the Meeting delivered a clear and unambiguous message to the Board,” said Glenn W. Welling, Chief Investment Officer of Engaged Capital.

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

SOURCE: Engaged Capital, LLC

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